AMENDMENT TO AGREEMENT

This Amendment is meant to add services to the existing Agreement between the BOARD OF COMMISSIONERS OF YAKIMA COUNTY, WASHINGTON (herein after "County"), the address of which is 128 N. 2nd Street, Yakima, Washington 98901 and CONMED, INC. (herein after "Contractor"), the address of which is 9375 Chesapeake Street, Suite 203, La Plata, Maryland 20646, covering services related to the **RFP Inmate Health Care dated July 19, 2006** (the "Agreement"), and is entered into the __4th__ day of September, 2007 by and between the County and the Contractor.

WITNESSETH:

In consideration of the terms and conditions contained herein and the terms and conditions of the existing Agreement, the parties agree as follows:

1. The Contractor agrees to do all the work and furnish all the services and materials necessary to perform the work described in the attached document, titled "**Proposal – Inmate Healthcare Services for Yakima County DOC Justice Center, July 12, 2007**", which is made part of the Amendment by this reference.

2. This Amendment contains all the terms and conditions regarding delivery of comprehensive inmate healthcare services for inmates at the Justice Center agree upon by the parties. No change or addition to this Amendment shall be valid or binding upon either party unless such change or addition is in writing and executed by both parties.

3. The initial term of this Amendment will be for a period of twelve (12) months, commencing on the ___2ND___ day of September_____, 2007, and may be extended on a yearly basis thereafter, for up to two (2) additional years, by mutual written consent of both parties. **The cost of the proposed services for this initial 12 month term will be $523,767.00 payable in monthly installments of $43,647.25.** Annual escalations to allow adjustment for increased costs will be added automatically on the anniversary of the contract, based on the Medical CPI as published by the United States Department of Labor Bureau of Labor Statistics.

5. The Contractor shall not be deemed in violation of this Amendment if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, inmate disturbances, acts of God, civil or military authority, acts of public enemy, war, accidents, fire, explosions, earthquakes, floods, failure of transportation, or any similar cause reasonably beyond the control of either party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

CONTRACTOR

Signature

CMO

Title

Conmed, Inc

Company

9/28/07

Date

ATTEST:

Tiera L. Girard 9-4-07

Christina S. Steiner
Clerk of the Board

Tiera L. Girard
Deputy Clerk of the Board

BOARD OF COUNTY COMMISSIONERS

Michael D. Leita, Chairman

APPROVED AS TO FORM:

Ronald F. Gamache, Commissioner

Paul McIlrath, Yakima County
Senior Deputy Prosecuting Attorney

Aug. 28 2007

Date

Rand Elliott, Commissioner

Constituting the Board of County Commissioners for Yakima County, Washington

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6963 fax
corporate@conmed-inc.com

Conmed HEALTHCARE MANAGEMENT

PROPOSAL

INMATE HEALTHCARE SERVICES

For

YAKIMA COUNTY DOC JUSTICE CENTER

7/12/2007

CONMED Contact:

Howard M. Haft, MD, MMM, CPE - Corporate Medical Director and Founder

301-751-9330 (cell) or HHaft@conmed-inc.com email

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

Conmed HEALTHCARE MANAGEMENT

TABLE OF CONTENTS

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

OVERVIEW

In order to create the most cost effective and highly efficient medical staffing team for the Yakima County DOC Justice Center, CONMED offers the proposal detailed below. It is our firm belief that the proposed services will assure that the ability to provide the highest quality of healthcare will be maintained. This belief is based on our 23 year experience providing these exact services in County Facilities across the country. We have sufficient experience in providing correctional healthcare services to be able to stand behind our proposals with continuous uninterrupted and high quality healthcare services.

CONMED programs emphasize streamlined protocols, selection of quality highly skilled and dedicated personnel with continuous management oversight. The net effect is a cost effective program that is more effective and efficient, and compliant with appropriate standards.

Implementing a cost effective program that maintains responsiveness and quality of healthcare services is a function of both the selection of the appropriate staffing and focusing these resources on the appropriate services. Our proposal is based on our experience with recruiting and retaining qualified people in similarly sized facilities and on our knowledge of current and competitive salary costs and the projected increased cost of health care.

The Decision to Outsource Healthcare Service Staffing

In our experience, during the process of evaluating the costs of a proposal, Counties often consider the costs of outsourcing services relative to the merits and expected costs of providing the services directly by the County. The decision to outsource services is serious and has many implications.

In the arena of correctional healthcare services the most compelling reasons to outsource are the need to maintain quality service that can be audited by external agencies, the need to provide community level care in the special environment of a jail, the desire to control and limit risk and liability and, that these services need to be provided in a cost effective manner.

One of the prime considerations for county government is the relative cost of creating the intellectual capital to provide these services as county employees versus the costs to outsource. Assuming it is within the ability of the county to find the necessary resources to provide the services then next question is, at what cost.

For the purposes of illustration we provide the following arguments in favor of outsourcing of healthcare staffing and services to CONMED:

Recruiting and retaining skilled employees
Yakima County DOC is adept at recruitment and, judging from the low overall turnover rate, is skilled at retention. However, there are certain subsets of employees that are so specialized that the costs and resources associated with their recruitment and retention far exceed those of the majority of other Jail employees. Correctional healthcare employees are a prime example of such a highly specialized subset.

Employee pay and benefits
CONMED, as an independent company, is able to make rapid determinations of market conditions and provide salaries and incentives necessary to meet the demands of a dynamic marketplace. The County may find itself constrained by government fiscal policy, tax revenues and budget considerations that may delay or prohibit meeting changing market demands for salary and benefits as they arise.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

Employee Retirement Costs
Yakima County, as in most county governments, provides a major incentive to employees in the form of its retirement program. The long reaching costs associated with this program may be very significant given that the employees retiring at age 55 may realistically expect nearly 30 years of post retirement benefits. Contracting with CONMED alleviates Yakima County's direct exposure to the enormous financial burden this can represent.

Accountability
County government employment practices are typically marvelous in their appreciation and protection of employees. This same characteristic, unfortunately, can also make the need for sharp accountability of employees to provide the highest levels of performance difficult to attain. In can be necessary to maintain employees with less than desired performance or qualifications, to the detriment of the organization. In an environment that demands audit perfection this can be problematic.

Private companies, such as CONMED, can be required by the county government to be accountable in every way. CONMED recognizes that lack of accountability or responsiveness can likely lead to termination of the business relationship. We pass this sense of urgency and importance on to all of our employees. CONMED employees understand that performance is routinely reviewed, and that only excellence is accepted.

Fixed Costs
Healthcare costs have escalated far in excess of inflation for the past two decades, making it difficult for county governments to accurately plan for such unexpected and sharp rises in cost. By passing on the costs of healthcare staffing to a vendor like CONMED, the county can predict and budget accurately for healthcare staffing costs for the term of the contract.

Shared liability
Unfortunately, we live in a litigious time. It is highly advantageous to the County to have a professional healthcare partner that first and foremost recognizes liability issues and works to reduce risk. It is also comforting in the case of an unavoidable liability to have a shared interest at the table.

Expertise in a specialized area requiring broad content
To meet all of the needs required to effectively manage a correctional healthcare program it is necessary to have expertise in correctional medicine, pharmacy, security, infectious disease, quality programming, law, communications, and many other specialized areas. A County desiring to meet all these needs through the use of dedicated resources could face overwhelming costs. CONMED provides these services to multiple county correctional facilities around the country, and can provide the services on an as needed basis to each of its clients, without the cost of dedicated services being absorbed by any one County. This method also allows CONMED to develop and ever expanding expertise in these areas based on broad experience from many areas nationally.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

Conmed HEALTHCARE MANAGEMENT

STAFFING PROPOSAL

We are providing a firm fixed price proposal based on the existing inmate Average Daily Confined (ADC). Pricing is based on our 23 years of experience in providing these services in the correctional healthcare market. It is well known that healthcare markets vary greatly in their pricing for services and personnel.

Our corporate Medical Director, Howard Haft, MD, MMM is active in regional and National healthcare market analysis. In addition to his day to day business experience in this market he also teaches healthcare market analysis at the Georgetown University Graduate School of Business. Our Chief Executive Officer, Richard Turner, Ph.D. is a veteran healthcare administrator with decades of experience in the healthcare market. The pricing methodology is based on current costs and reasonable projections of market variations in the near future.

Personnel Costs

The goal in pricing personnel costs is to have realistic competitive pricing that will allow adequate staffing and minimize employee turnover. We are keenly aware of the regional Nursing shortage, the sharp rise in Nursing salaries and the tight labor market in Yakima County. Our goal is to secure a stable and highly qualified Nursing staff. We understand how difficult that has been over the past several years. . We will provide competitive salaries, opportunities for advancement and a good workplace atmosphere as our strategic approach to staffing. Having excellent and satisfied staff is the key to every successful program. The majority of our costs go directly into employee salary, benefits and development.

A qualified site administrator is of key importance to team success. Their salary should reflect their value to the institution. It is out intent to provide competitive salaries at market rates. This will have the effect of stabilizing the staff and assuring strong continuity in the leadership over the transition.

In order to reach a competitive level of staff salaries we have obtained information from existing staff and local competing healthcare employers.

Employee Benefits

Our benefits include a full complement of health insurance, paid annual leave, educational stipends, and other competitive features. We have continually adjusted our package of benefits and salary to meet individual and market recruiting needs. Our ability to be flexible in this regard has lead to our success in recruitment and retention.

Financial Strength

CONMED is a financially solid and growing company. We are proud of our record of sustained and controlled growth. Our audited financial statements and Dunn and Bradstreet reports are testimonial to our financial management. As a publicly traded company with a strong balance sheet and readily viewable financial statement you can be certain we will be a strong partner.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

Staffing

The proposed CONMED staffing matrix provides the Yakima County DOC Justice Center with nursing coverage on a 24/7 basis, 365 days per year. The staffing will include RN coverage for the day and evening shifts and LPN coverage for the night shift.

Sick Call: Conmed will provide daily sick call by the nursing staff and eight (8) hours per week of PA or NP and two (2) hours of Physician coverage per week for sick call and related chronic care visits. The PA/NP or Physician will be available on-call on a 24/7 basis, as required.

Clerical Support: Conmed will provide 40 hours per week of clerical support. It is anticipated that this position will be filled by moving a clerical position from the main Jail to the Justice Center rather than creating a new position.

Leadership: Conmed will utilize the existing Detention Center Health Services Administrator as the overall leader of the Justice Center team . A Charge Nurse position (RN) (to be determined) will be included in the proposed staffing pattern.

A graphic representation of the CONMED proposed new staffing is provided on the next page.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

Conmed HEALTHCARE MANAGEMENT

CONMED PROPOSED STAFFING, July 12, 2007

HOUR	SAT	SAT	SUN	SUN	MON	MON	MON	TUE	TUE	WED	WED	WED	TH	TH	TH	FRI	FRI
0:00 - 1:00		LPN		LPN		LPN			LPN		LPN			LPN			LPN
1:00 - 2:00																	
2:00 - 3:00																	
3:00 - 4:00																	
4:00 - 5:00																	
5:00 - 6:00																	
6:00 - 7:00																	
7:00 - 8:00	RN		RN		RN		PA/NP	RN		RN		MD	RN		PA/NP	RN	
8:00 - 9:00																	
9:00 - 10:00																	
10:00 - 11:00																	
11:00 - 12:00																	
12:00 - 13:00																	
13:00 - 14:00																	
14:00 - 15:00																	
15:00 - 16:00	RN		RN		RN			RN		RN			RN			RN	
16:00 - 17:00																	
17:00 - 18:00																	
18:00 - 19:00																	
19:00 - 20:00																	
20:00 - 21:00																	
21:00 - 22:00																	
22:00 - 23:00																	
23:00 - 24:00		LPN		LPN			LPN		LPN		LPN			LPN			LPN

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

PROPOSAL COST

Conmed proposes to provide the staffing services, administrative support, all applicable licenses and insurance for the cost of **$523,767** for the first 12 months. The existing contract for pharmacy services between Conmed and Yakima DOC allows for increases in ADC over the base rate. In the event that the ADC increase related to the addition of the Justice Center inmates results in a total ADC over 1000 inmates, an automatic adjustment will be made in the pharmacy pricing.

Annual escalations to allow adjustment for increased costs will be added automatically on the anniversary of the contract, based on the Medical CPI as published by the United States Department of Labor Bureau of Labor Statistics.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

SCOPE OF PROPOSED SERVICES

The following services will be provided to the Yakima County DOC Justice Center for the proposed cost detailed on page 8 of this proposal.

1. Staff

CONMED will provide fully qualified professional healthcare staff to deliver 7-day-a-week 24-hour-a-day on-site medical services including the provision of daily sick call and clinic services for inmates incarcerated in the Yakima County DOC Justice Center facility.

CONMED has a complete understanding of the types of services required, the population served, the physical plant characteristics and the proposed staffing matrix. CONMED is confident that with we will be able to provide and exceed the required level of care. CONMED is also confident that we will be able to fill the positions with appropriate well qualified staff as indicated. As a corporate pledge we strive to fill each position with the best person available.

2. Level of Care

CONMED will provide up-to-date healthcare to the inmate population within the Justice Center facility that appropriately approximates the care offered to citizens in the local community. CONMED is well aware of the stringent Constitutional requirements to meet a level of care comparable to that which is found in the community. CONMED is also aware of the high standards for care set by the auditing bodies and that this must be maintained at all times. CONMED is aware of the potential for litigation that may occur for failure to meet applicable standards. CONMED is aware of the frequent occurrence of poor health and hygiene exhibited by inmates in County Detention Centers. CONMED is aware of all of these factors and has been working successfully in this environment for 23 years.

CONMED adheres to strict Nursing and Care protocols that we have developed over decades of working in correctional facilities and together with correctional administrators. Although we have a wealth of broadly applicable protocols, standing orders and guidelines, we still customize our healthcare program to meet the specific needs of each facility in which we serve.

3. Licenses and Certifications

CONMED will obtain, at its own expense, all licenses and/or certifications necessary to render medical and health services within the Justice Center facility. CONMED will ensure that all of its employees rendering services in the Justice Center facility possess all licenses and/or certifications necessary to render medical services within the facilities.

4. Medical Audit Committee (MAC), Reports, Meetings, and Inspections

CONMED will meet with the Director or his representative on at least a monthly basis to discuss the level and quality of healthcare services being provided and our compliance with the contract documents and contractual obligations CONMED will submit to the Director a written monthly report of treatments provided to the inmates and other statistical information covering the inmate population as may be required. The format, detail, and content of these reports shall be approved by the Director.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6963 fax
corporate@conmed-inc.com

5. Special Needs Assessment Committee (SNAC)

CONMED and our HSA will participate in the monthly review of selected cases involving inmates identified as requiring a specialized multidisciplinary treatment approach. SNAC is comprised of representatives from healthcare, mental health, education and Director's staff.

6. Quality Improvement Program

CONMED will form a multidisciplinary quality improvement committee which sets expectations, develops plans and implements procedures to assess and improve the quality of the organization's governance, management, and clinical and support processes designed to improve patient outcomes. The multi-disciplinary quality improvement committee consists of healthcare providers from various medical disciplines working at the facility who meet frequently with correctional administrators on a fixed schedule to design quality improvement activities and to discuss the results in an effort to continuously work to improve care. This committee will meet at least quarterly.

Again we note that quality is our primary mission. We take the quality improvement programs at all of our facilities in the most serious manner. We will demonstrate with your staff how we can approach an issue such as MRSA, TBc, diabetes mellitus, heart disease, asthma and many other issues in a well defined QIP and demonstrate objective improvements.

7. Peer Review

CONMED will participate in periodic peer reviews and evaluations of health and medical services as needed and requested.

8. Medical and Dental Records

Medical and Dental records (electronic and hardcopy) of each inmate will be maintained on-site by CONMED. These records will be maintained separately from confinement records and will be kept secure as required by applicable law, regulations and standards.

CONMED is in the process of selecting a company wide electronic medical record. This process is being done in collaboration with our facility administrators to assure the best products and the highest level of seamless integration with existing Jail Management systems. Technical support from CONMED'S information management specialist, Mr. Mark Vliet, will assure effective utilization of the records system now in use within the Justice Center facility.

CONMED will be the official custodian of medical records during the performance of the services under this Agreement. The Director or designated representatives will have access to all medical records and documents on demand during the term of this Agreement.

The destruction of medical records will be approved by the Director or designated representative prior to destruction, and shall be in accordance with the retention schedules of the State of Washington.

All medical records and documents are the property of the Director.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

9. Record Access

CONMED will have access to all medical records pertaining to this Agreement after the termination of this Agreement in order to prepare for litigation or anticipated litigation brought by third persons in connection with the services rendered by CONMED pursuant to this Agreement.

10. Confer with the Director

CONMED will regularly confer with the Director and the Medical Director concerning existing health-related procedures within the Justice Center facility, any proposed changes in health-related procedures, or any other matter pertaining to the performance of the contract.

One of the characteristics of our company in which we take great pride is our maintenance of a close relationship with our Facility Administrators and Medical Directors. Through frequent conversations with the Facility Administrators we are able to anticipate needs and provide solutions before they become problems. We are unfaltering in our desire to make inmate health care the most problem free area of detention.

The Medical Director will be invited to participate in our monthly Medical Directors conference call and to attend our annual Medical Director's meeting (**CONMED will cover travel expenses incurred by the Medical Director to attend this meeting**). A close working relationship with this key person is critical to the success of the Justice Center facility medical program

11. Medical and Mental Health Screening

CONMED will provide appropriately trained medical staff to conduct initial medical and mental health screenings to detect immediate problems of all newly admitted inmates to the Justice Center facility
CONMED has done hundreds of thousands of initial intake screenings over decades. We have honed the intake process to be both effective and efficient. We believe strongly that early identification of problems using a systematic intake evaluation prevents many more serious and costly problems from developing at a later date. An intake form specific to the needs of your facility will be developed with you soon after the change over and as part of the transition quality process.

12. Medications

Medication rounds will be conducted only by qualified CONMED medical staff at times determined by the Director and Medical Director or as required by the prescribing physician. Medication will be distributed primarily at the housing locations on a predetermined schedule.

13. Specialty Care

CONMED will, when required, schedule and coordinate the provision of specialty and subspecialty care outside providers. However, treatments will be provided in-house to the greatest degree possible. The following specialty care, by way of illustration and not limitation, will be provided:

a. OB/GYN (Including Pregnancy Testing)
b. DERMATOLOGY
c. CARDIOLOGY
d. ENT
e. GENERAL SURGERY

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

f. ORTHOPEDICS
g. OPTOMETRY
h. NEUROLOGY
i. PHYSICAL THERAPY
j. DENTAL SCREENINGS
k. DENTAL TREATMENTS

CONMED will make every effort to have the specialists see inmates and provide care at the facility. In the event that on-site care is not possible, we will make every effort to assure security and efficiency in the transport of inmates out of the facility.

In every case possible CONMED will utilize telephone consultations, in house evaluations and other available methods to identify and address health issues before they become critical. In critical care situations, our personnel triage the patient and consult with the staff Physician whenever possible before activating emergency medical transport.

Not only does this help control the cost of medical services, but it will also provide reductions in correctional staffing costs. When inmates are treated in your facility instead of being hospitalized, you will not have to pay for the staff salary, and possible overtime, required to transport and maintain custody of the inmate during the hospital stay. **Over the course of a year, this can result in significant savings.**

In the event that an inmate must be hospitalized, CONMED will follow the course of the admitted inmate, communicate with the attending physician and nurses and repatriate the inmate to the Justice Center facility as soon as practical.

14. Sick Call

Sick Call will be conducted daily as directed by the Medical Director. Sick Call will be conducted by at least one RN or LPN, who will handle all inmate medical requests, including referrals to Doctor's Clinic as well as other medical concerns. Non-emergency inmate requests for medical services will be triaged within 24-hours of receipt and will comply with all applicable standards.

15. Medical Clinic

Care at the Medical Clinic is care for an inmate with health care requests that are evaluated through Sick Call and require treatment in a clinical setting, either by the Physician or mid-level provider (PA/NP). Clinic will be conducted as directed by the Medical Director and in accordance with ACA standards.

16. Responses to Non-emergency Inmate Care

Upon the request of the Director or a Justice Center Facility staff member, CONMED will communicate with or examine an inmate experiencing non-emergency distress within three (3) hours of notice.

17. Emergency Care for Director's Office Employees

CONMED will provide initial emergency medical care for Director's Office employees who take ill or are injured in the Yakima County Justice Center Facilities.

Conmed Healthcare Management, Inc.
9375 Chesapeake St., Suite 203
La Plata, MD 20646
301.609.8460
800.609.8476
301.934.6983 fax
corporate@conmed-inc.com

18. Policies and Procedures

CONMED will comply with the Justice Center Facility health services policies, procedures and medical protocols approved by the Medical Director and the Director or designee. The health care policies, procedures, and medical protocols meet all ACA health care standards and reflect specific health care practices of the Justice Center Facility. As required, CONMED will facilitate the development and implementation of new and revised policies, procedures and medical protocols. As requested, CONMED will also assist in the development of new policies and refinement of current policies. We have a great deal of experience in these matters and are respectful of the needs and wishes of the facility administration.

19. Pre-Employment Screening of Health Care Personnel

CONMED medical staff will follow all Justice Center Facility security regulations and will have successfully passed a pre-employment security and background clearance conducted by the Director. Prior to a CONMED employee beginning work in the Justice Center Facility, the employee will first be cleared and approved in writing by the Director or designee. The Health Services Administrator shall send written notification to the Director or designee of potential new CONMED employees including their full name, date of birth, social security number, expected date of employment, and documentation of the potential employee's medical qualifications and appropriate licensure.

20. Orientation and Training Requirements

CONMED will ensure that new staff attend the Director's Office orientation and security training for new staff, and complete annual in-service training as required by ACA standards.

21. Termination of employment

CONMED will immediately provide written notification to the Jail Administrator, of the resignation, or any other type of termination of employment of an employee. CONMED is responsible for securing from the terminated employee all IDs, keys, and any property issued to the employee by the Director, and forwarding these items to the Director.

22. Director to Approve On-site Staff

The Director will have the right of reasonable rejection and approval of staff or subcontractors assigned to the project by CONMED. If the Director reasonably rejects staff or subcontractors, CONMED will provide replacement staff or subcontractors satisfactory to the Director in a timely manner and at no additional cost to the Director. The day-to-day supervision and control of CONMED employees is the responsibility of the Medical Director working through the chain of command established by CONMED.

23. Medical Supplies

All medical supplies will be provided by CONMED by way of a separate contract with a medical supply vendor. CONMED will ensure medical supplies are maintained at adequate levels.